$75,000,000 AGGREGATE PRINCIPAL AMOUNT

CAPLEASE, INC.

7.5% CONVERTIBLE SENIOR NOTES

DUE 2027

PURCHASE AGREEMENT

DATED OCTOBER 2, 2007

PURCHASE AGREEMENT

DEUTSCHE BANK SECURITIES INC.
as Representative of the several Initial Purchasers
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

CapLease, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I (the “Initial Purchasers”) $75,000,000 in aggregate principal amount of its 7.5% Convertible Senior Notes due 2027 (the “Firm Notes”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $25,000,000 in aggregate principal amount of its 7.5% Convertible Senior Notes due 2027 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). Deutsche Bank Securities Inc. has agreed to act as representative of the several Initial Purchasers (in such capacity, the “Representative”) in connection with the offering and sale of the Notes. To the extent that there are no additional Initial Purchasers listed on Schedule I other than you, the terms Representative and Initial Purchaser as used herein shall mean you, as Initial Purchaser. The terms Representative and Initial Purchasers shall mean either the singular or plural as the context requires.

The Notes will be convertible on the terms, and subject to the conditions, set forth in the indenture (the “Indenture”) to be entered into between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Caplease, LP, Caplease Debt Funding, LP, Caplease Services Corp. and Caplease Credit LLC as guarantors (collectively, the “Guarantors”), on the Closing Date (as defined herein). As used herein, “Conversion Shares” means the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes and the Indenture.

The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest by the Guarantors (each a “Guarantee” and collectively, the “Guarantees”). The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Securities Act Regulations”), in reliance upon Rule 144A under the Securities Act.

Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the Closing Date, between the Company and the Representative (the “Registration Rights Agreement”), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) covering the resale of the Conversion Shares. This Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Disclosure Package (as defined below), including the Preliminary Offering Memorandum (as defined below), and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.

The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Notes, the Guarantees, the Registration Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, “Offering Memorandum” means, collectively, the Preliminary Offering Memorandum dated as of October 1, 2007 (the “Preliminary Offering Memorandum”) and the offering memorandum dated the date hereof (the “Final Offering Memorandum”), each as then amended or supplemented by the Company.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Package, the Preliminary Offering Memorandum, the Final Offering Memorandum or the Offering Memorandum shall be deemed to mean and include all financial statements and schedules and other information that is incorporated by reference in or otherwise deemed to be a part of or included in the Disclosure Package, the Preliminary Offering Memorandum, the Final Offering Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Disclosure Package, the Preliminary Offering Memorandum, the Final Offering Memorandum or the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) that is incorporated by reference in or otherwise deemed to be a part of or included in the Disclosure Package, the Preliminary Offering Memorandum, the Final Offering Memorandum or the Offering Memorandum, as the case may be.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Initial Purchaser as follows:

(a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers, the offer, resale and delivery of the Notes by the Initial Purchasers and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture, the Disclosure Package and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(b) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Notes or the Conversion Shares in a manner that would require registration under the Securities Act of the Notes or the Conversion Shares.

(c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted on an automated inter-dealer quotation system.

(d) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company in connection with the offer and sale of the Notes by the Initial Purchasers (except as contemplated in this Agreement).

(e) Offering Memoranda. The Company hereby confirms that it has authorized the use of the Disclosure Package, including the Preliminary Offering Memorandum, and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package or the Final Offering Memorandum complied when it was filed, or will comply when it is filed, as the case may be, in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of this Agreement, the Closing Date and on any Subsequent Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any Subsequent Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on the behalf of the Initial Purchasers consists of the information described as such in Section 8 hereof.

(f) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Offering Memorandum, as amended or supplemented at the Applicable Time, (ii) the Final Term Sheet (as defined herein) and (iii) any other writings that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”) as identified on Schedule IIA hereto. The Disclosure Package as of 8:30 a.m. (Eastern time) on October 3, 2007 (the “Applicable Time”) did not, and on the Closing Date and any Subsequent Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8 hereof.

(g) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights and by general equitable principles (collectively, the “Exceptions”), and except to the extent that the indemnification and contribution provisions of Sections 8 and 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(h) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the Closing Date, the Indenture will have been duly executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as enforcement thereof may be limited by the Exceptions; and the Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

(i) Authorization of the Notes. The Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Exceptions; and the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum.

(j) Authorization of the Guarantees. The Guarantees have been duly authorized by the Guarantors and, on the Closing Date, or, if any Optional Notes are being purchased, on the relevant Subsequent Closing Date, will have been duly executed by the Guarantors and, when the Firm Notes and, if applicable, the Optional Notes are issued and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as enforcement thereof may be limited by the Exceptions.

(k) Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Memorandum, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights.

(l) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the Exceptions.

(m) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the column entitled “Actual” in the “Capitalization” section of the Disclosure Package and the Final Offering Memorandum (except for subsequent issuances thereof, if any, contemplated by this Agreement or pursuant to the Company’s dividend reinvestment and stock purchase plan and employee benefit plans referred to in the Disclosure Package and the Final Offering Memorandum or as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum); the outstanding shares of stock or, as applicable, partnership, membership or other equity interests, of the Company and each of the subsidiaries of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in the Disclosure Package and the Final Offering Memorandum, all of the outstanding shares of capital stock or partnership, membership or other equity interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim other than such described in the Disclosure Package and the Final Offering Memorandum and other than a pledge of the membership interest in the owner of the EPA and OSHA buildings to Caplease Debt Funding, LP, created to facilitate mezzanine financing on such properties, and, except as disclosed in the Disclosure Package and the Final Offering Memorandum and as otherwise set forth below, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations (except for warrants, rights or options issued under incentive, benefit or share purchase plans of the Company referred to in the Disclosure Package and the Final Offering Memorandum for officers, employees and others performing or providing similar services), or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligations, or any such warrants, rights or options.

(n) Incorporation and Good Standing. Each of the Company and the Subsidiaries (all of which Subsidiaries are named on Schedule III, except for those Subsidiaries that, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability company or business or other trust, as applicable, in good standing (where applicable) under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective assets and to conduct its respective businesses as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company and the Guarantors, to execute and deliver this Agreement and the other Operative Documents, and to consummate the transactions contemplated herein and therein, including the issuance of the Notes and the Guarantees and, upon conversion of the Notes in accordance with the terms of the Indenture, the issuance of the Conversion Shares by the Company.

(o) Foreign Qualification; No Restriction on Distributions. Each of the Company and the Subsidiaries is duly qualified and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings or financial condition of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); except as disclosed in the Disclosure Package and the Final Offering Memorandum, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests (other than customary restrictions on dividends or other distributions in the Company’s revolving credit agreement and repurchase agreement) from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary (other than customary prepayment restrictions included in Subsidiary mortgage financing agreements).

(p) Compliance with Laws. The Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Breach or Default. None of the Company and the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach thereof, or default thereunder by the Company or the Subsidiaries) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(r) Non-Contravention. The execution, delivery and performance of this Agreement and the other Operative Documents and consummation of the transactions contemplated herein and therein, including the issuance of the Notes and the Guarantees and, upon conversion of the Notes in accordance with the terms of the Indenture, the issuance of the Conversion Shares by the Company, and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such conflicts, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any asset of the Company or any Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. For purposes of the Ownership Limit contained in the Company’s charter, ownership of the Notes will not be treated as ownership of the shares of Common Stock that are potentially issuable upon conversion of the Notes, but any shares of Common Stock that are received following a conversion will be subject to the Ownership Limit and the other provisions of the Company’s charter, and such shares would be subject to the remedies for violation as contained in the Company’s charter.

(s) No Further Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Guarantors’ execution, delivery and performance of this Agreement and the other Operative Documents, their consummation of the transactions contemplated herein or therein, including the issuance of the Notes and the Guarantees and, upon conversion of the Notes in accordance with the terms of the Indenture, the issuance of the Conversion Shares by the Company in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum, or the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum other than (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder, (ii) such as have been obtained, or will have been obtained on the Closing Date or the relevant Subsequent Closing Date, as the case may be, under the Securities Act and the Exchange Act, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Initial Purchasers, (iv) filings with and approvals by the Financial Industry Regulatory Authority Inc. (“FINRA”) and (v) such approvals, authorizations, consents or orders or filings, the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(t) All Necessary Permits, etc. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct the business described in the Disclosure Package and the Final Offering Memorandum, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company and the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Disclosure Package and the Final Offering Memorandum.

(u) Preparation of the Financial Statements. The financial statements, including the related supporting schedules and notes, included in the Disclosure Package and the Final Offering Memorandum present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Disclosure Package and the Final Offering Memorandum fairly presents the information shown therein and has been compiled on a basis consistent with the financial statements included in the Disclosure Package and the Final Offering Memorandum; no other financial statements or supporting schedules are required to be included in the Disclosure Package or the Final Offering Memorandum; the unaudited pro forma financial information (including the related notes) included in the Disclosure Package and the Final Offering Memorandum complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations, as applicable, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information; no other pro forma financial information is required to be included in the Disclosure Package or the Final Offering Memorandum.

(v) Independent Accountants. Ernst & Young LLP and McGladrey & Pullen, LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and the Company’s predecessor are included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum were during the periods covered by their reports independent registered public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations.

(w) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, and except as may be otherwise stated in the Disclosure Package and the Final Offering Memorandum, there has not been (i) any Material Adverse Effect or any change or event that reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries that reasonably could be expected to result in a Material Adverse Effect or (iii) except for regular quarterly dividends on the Common Stock and the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (the “Preferred Stock”), described in the Disclosure Package and the Final Offering Memorandum, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Compliance with Securities Laws. All securities issued by the Company or any of the Subsidiaries prior to the date hereof have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange.

(y) No Price Stabilization. The Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. The Company acknowledges that the Initial Purchasers may engage in passive market making transactions in the Notes or the Common Stock in accordance with Regulation M under the Exchange Act.

(z) No Broker. Except as set forth on Schedule IV, neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the FINRA) any member firm of the FINRA.

(aa) No Tax, Legal Advice. The Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Notes.

(bb) No Material Actions or Proceedings. There are no actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the assets of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that could reasonably be expected to result in a judgment, decree, award or order which would have a Material Adverse Effect.

(cc) Statements in Offering Memorandum. The descriptions in the Disclosure Package and the Final Offering Memorandum of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Disclosure Package or the Final Offering Memorandum that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Disclosure Package or the Final Offering Memorandum are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by the Exceptions and, to the Company’s knowledge, no party is in breach or default under any such agreements that could reasonably be expected to have a Material Adverse Effect.

(dd) Intellectual Property Rights. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and the Subsidiaries to conduct their business as described in the Disclosure Package and the Final Offering Memorandum, and none of the Company and the Subsidiaries has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ee) Disclosure Controls, Internal Controls. The Company and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act Regulations); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act Regulations); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements; the Company’s internal controls over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting; the Company's auditors and the audit committee of the board of directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a material role in the Company’s internal controls; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff) Tax Matters. Each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries, except for any failure to file that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; no tax deficiency has been asserted against any such entity, and the Company does not know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries.

(gg) REIT Status. Commencing with the taxable year ended December 31, 2004, the Company has been, and upon the sale of the Notes pursuant to this Agreement will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”), and the current and proposed method of operation of the Company and the Subsidiaries as described in the Disclosure Package and the Final Offering Memorandum will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time.

(hh) Insurance. The Company and the Subsidiaries maintain, and, to the Company’s knowledge, their borrowers maintain, insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for the business of the Company and the Subsidiaries.

(ii) ERISA Matters. Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; none of the Company and the Subsidiaries has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” (as defined in ERISA and subject to Title IV of ERISA) or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company or any of the Subsidiaries would have any material liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(jj) No Unlawful Payments. None of the Company and the Subsidiaries, or, to the Company’s knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans or servicing arrangements to the Company or any of the Subsidiaries, (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries; or (iii) made any other payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Disclosure Package or the Final Offering Memorandum.

(kk) No Outstanding Loans; Related Party Transactions. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or of any of the Subsidiaries or any of the members of the families of any of them; except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, no other relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Disclosure Package or the Final Offering Memorandum and that is not so described.

(ll) No Finder’s Fees. Except as disclosed in the Disclosure Package and the Final Offering Memorandum or payable to the Representative or its affiliates, none of the Company and the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(mm) Not an Investment Company. None of the Company and the Subsidiaries is, and after receipt of payment for the Notes and application of the proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn) Statistical and Market-Related Data. Any statistical and market-related data included in the Final Offering Memorandum and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(oo) No Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement (other than as provided in the Registration Rights Agreement).

(pp) Title to Property. Except as disclosed in the Disclosure Package and the Final Offering Memorandum: (i) the Company and the Subsidiaries have good title to (and are the sole legal, beneficial and equitable owner of) all loan assets and other personal property described in the Disclosure Package or the Final Offering Memorandum or shown on the financial statements included in the Disclosure Package and the Final Offering Memorandum, and own fee simple title to or have a valid leasehold interest or estate for years in, as applicable, all real property (other than real property not purported to be owned or leased by the Company or the Subsidiaries) described in the Disclosure Package or the Final Offering Memorandum or shown on the financial statements included in the Disclosure Package and the Final Offering Memorandum, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except as do not materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and (ii) any real property improvements, equipment and personal property held under lease by the Company or any of the Subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property improvements, equipment and personal property by the Company or such Subsidiary.

(qq) Title Insurance. Other than with respect to development loans or loans with respect to Yum Brands, Inc. franchise lenders, the Company or a Subsidiary has obtained, from a title insurance company licensed to issue such policy, a lender’s title insurance policy on any real property in respect of which the Company or any of the Subsidiaries has a loan in its portfolio as of the date hereof, the Closing Date or any Subsequent Closing Date secured thereby that insures the lien of its mortgage on the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and so secured by the real property; the Company or a Subsidiary has obtained, from a title insurance company licensed to issue such policy, an owner’s or leasehold title insurance policy on any real property owned in fee or leased, as the case may be, by the Company or any of the Subsidiaries as of the date hereof, the Closing Date or any Subsequent Closing Date that insures its fee simple title or leasehold interest with coverage in an amount at least equal to the amount generally deemed in the Company’s industry to be commercially reasonable in the market where the property is located.

(rr) No Real Property Interests. There are no real property interests or loans in respect of real property that any of the Company and the Subsidiaries directly or indirectly intends to acquire, lease, originate or underwrite or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition, disposition, origination or underwriting by the Company or the Subsidiaries of interests in real property or loans in respect of real property that are required to be described in the Disclosure Package or the Final Offering Memorandum and are not so described.

(ss) Mortgages. Except as set forth in the Disclosure Package and the Final Offering Memorandum, the mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (ii) are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company or any of the Subsidiaries.

(tt) No Hazardous Materials. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, (i) none of the Company and the Subsidiaries has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, discharged, dumped, transferred or otherwise disposed of Hazardous Materials (as hereinafter defined) on, in, under, to or from any of the Real Property (as hereinafter defined), except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) the Company has not received any notice of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to any of the Real Property, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) none of the Company and the Subsidiaries has received any notice of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Disclosure Package or the Final Offering Memorandum or arising out of the conduct of any of the Company and the Subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined), except for claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) none of the Real Property is included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority; and (v) in the operation of the Company’s and its predecessor’s businesses, the Company or its predecessor has acquired, before the acquisition or origination of any loan in respect of real property or the acquisition of any real property, an environmental assessment of the real property and, to the extent that any condition was revealed that could reasonably have been expected to result in material liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company or its predecessor took, or required its borrower to take, all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute.

As used herein, “Real Property” means collectively any real property underlying any loan held by the Company or any of the Subsidiaries or any real property leased or owned by any of them,

As used herein, “Hazardous Material” means, without limitation, any flammable explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, regulation or rule, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties described in the Disclosure Package or the Final Offering Memorandum.

(uu) Costs of Environmental Compliance. To the Company’s knowledge, there are no costs or liabilities associated with any of the Real Property arising under any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(vv) Phase Is. None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial profit or equity interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director, employee or significant shareholder.

(ww) Compliance with Laws. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, (i) the Company does not know of any violation of any municipal, state or federal law, rule or regulation concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) to the Company’s knowledge, the Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title; (iii) the Company has not received any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and the Company does not know of any such condemnation or zoning change that is threatened and that, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect; (iv) to the Company’s knowledge, all improvements constituting a part of the Real Property are free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as could not reasonably be expected to have Material Adverse Effect, (v) all liens, charges, encumbrances, claims, or restrictions on or affecting the assets of the Company or any of the Subsidiaries that are required to be described in the Disclosure Package or the Final Offering Memorandum are disclosed therein; (vi) all leases of any of the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), to the Company’s knowledge no tenant under any of such leases is in default thereunder and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (vii) all notes and other loan agreements, mortgages, assignments of leases and rents, subordination agreements and other security agreements in favor of the Company and the Subsidiaries with respect to any of the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), except for such failures to be legal, valid and binding that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge no party to any such agreement is in default thereunder and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (viii) no tenant under any lease pursuant to which any of the Real Property is leased has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except for such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect.

(xx) Certificates. Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Initial Purchasers pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

(yy) No Stamp or Transfer Taxes. To the Company's knowledge, there are no stamp or other issuance or transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Notes or the issuance of the Guarantees by the Guarantors or upon the issuance of Common Stock upon the conversion of the Notes.

(zz) No General Solicitation. Assuming the accuracy of representations and warranties of the Initial Purchasers herein, none of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

(aaa) PORTAL. The Company has been advised by the FINRA's PORTAL Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the FINRA.

SECTION 2. PURCHASE, SALE AND DELIVERY OF THE NOTES

(a) The Firm Notes. The Company agrees to issue and sell to the several Initial Purchasers the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite their names on Schedule I at a purchase price of 97% of the aggregate principal amount thereof.

(b) The Closing Date. Delivery of the Firm Notes to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Ave, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on October 9, 2007, or such other time and date not later than October 12, 2007 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) The Optional Notes; Any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $25,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Optional Notes are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amount as the Representative may determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Initial Purchasers have agreed to purchase. Deutsche Bank Securities Inc., individually and not as the Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Notes to be purchased by any Initial Purchaser whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers, the Optional Notes the Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

SECTION 3. COVENANTS OF THE COMPANY

The Company covenants and agrees with each Initial Purchaser as follows:

(a) Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date of the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Disclosure Package or the Final Offering Memorandum, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not print, use or distribute such proposed amendment or supplement to which the Representative reasonably objects.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, at any time prior to the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum in order that the Disclosure Package or the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Disclosure Package or the Final Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

(c) Copies of Disclosure Package and the Offering Memorandum. The Company agrees to furnish to the Representative, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the materials contained in the Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as the Representative may reasonably request.

(d) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly upon receipt of notice of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

(f) Legends. Each of the Notes will bear, to the extent applicable, the legend contained in “Notice to Investors; Transfer Restrictions” in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(g) Written Information Concerning the Offering. Without the prior written consent of the Representative, the Company will not give to any prospective purchaser of the Notes any written information concerning the offering of the Notes other than the Disclosure Package, the Final Offering Memorandum or any other offering materials prepared by or with the prior consent of the Representative.

(h) No General Solicitation. Except following the effectiveness of the Registration Statement, the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i) No Integration. The Company will not, and will cause the Subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

(j) Information to Publishers. Any information provided by the Company to publishers of publicly available databases about the terms of the Notes and the Indenture shall include a statement substantially to the effect that the Notes have not been registered under the Securities Act and are subject to restrictions under Rule 144A of the Securities Act.

(k) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l) Rule 144 Tolling. During the period of two years after the last Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum.

(n) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(o) NYSE Listing. The Company shall use its best efforts to list the Conversion Shares on the New York Stock Exchange.

(p) Available Conversion Shares. The Company will keep available at all times, free of pre-emptive rights, the maximum number of Conversion Shares.

(q) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(r) Agreement Not to Offer or Sell Additional Securities. The Company shall refrain during a period of 60 days from the date of the Final Offering Memorandum, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or reasonably could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including units of limited partnership interest in Caplease, LP) or such securities, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than as contemplated by this Agreement and the Registration Rights Agreement with respect to the Conversion Shares); provided, however, that the Company may (A) issue securities pursuant to the Company’s 2004 Stock Incentive Plan, as it may be amended and restated from time to time, (B) file or amend a registration statement on Form S-8 relating to the Company’s 2004 Stock Incentive Plan, as it may be amended and restated from time to time, (C) issue shares of Common Stock pursuant to the Company’s existing dividend reinvestment and stock purchase plan, and (D) issue shares of Common Stock or options, warrants or convertible securities (including units of limited partnership interest in Caplease, LP) as consideration in a bona fide merger or acquisition transaction by the Company.

(s) Future Reports to Stockholders. The Company will make available to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Final Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(t) No Manipulation of Price. The Company will not, and will use its best efforts to cause its officers and directors to not, (i) take, directly or indirectly, prior to termination of the initial purchaser syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Notes, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Notes or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(u) Final Term Sheet. The Company will prepare or cause to be prepared a final term sheet, containing solely a description of the Notes and the offering thereof, in the form approved by the Representative and attached as Schedule IIB hereto (the “Final Term Sheet”).

(v) REIT Qualification. The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code, unless it is determined by the Company’s board of directors to be in the best interest of the Company for the Company to no longer so qualify.

(w) Investment Company. The Company will use its best efforts not to invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

SECTION 4. PAYMENT OF EXPENSES

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses and fees in connection with: (i) the preparation of the materials contained in the Disclosure Package including the Preliminary Offering Memorandum, the Final Offering Memorandum, and any amendments or supplements thereto and this Agreement, and the printing and furnishing of copies of each thereof to the Initial Purchasers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the Notes, including all printing and engraving costs, any issue or other transfer or stamp taxes or duties payable upon the sale of the Notes to the Initial Purchasers; (iii) the qualification (or obtaining exemptions from the qualification) of the Notes for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchasers; (iv) the fees and expenses of the Trustee under the Indenture; (v) the fees and expenses of any transfer agent or registrar for the Common Stock; (vi) the fees and expenses incurred in connection with the listing of the Conversion Shares on the New York Stock Exchange; (vii) all costs and expenses incident to the travel and accommodation of employees of the Company in making road show presentations with respect to the offering of the Notes; (viii) costs and expenses of any internet road show; (ix) all expenses and fees in connection with admitting the Notes for trading in the PORTAL market; (x) preparing and distributing three copies of bound volumes of transaction documents for the Representative and its legal counsel; and (xi) the performance of the Company’s other obligations hereunder; provided that, except as provided in this Section 4 or in Sections 8 and 9, the Initial Purchasers shall pay their own costs and expenses. The Company and the Initial Purchasers additionally agree to the provisions of Schedule VA.

(b) If this Agreement shall be terminated by the Representative pursuant to clause (a) of Section 7, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, including the fees and expenses of DLA Piper US LLP and Shearman & Sterling LLP) reasonably incurred by such Initial Purchasers in connection with this Agreement or the transactions contemplated herein, up to a maximum amount set forth on Schedule VB.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS

The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes on any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company hereunder as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a) Opinion of Counsel to the Company. The Company shall furnish to the Representative on the Closing Date and on each Subsequent Closing Date opinions of Hunton & Williams LLP, counsel for the Company and the Subsidiaries, addressed to the Representative and dated the Closing Date and each Subsequent Closing Date, as set forth on Schedule VI.

(b) Opinion of General Counsel. The Company shall furnish to the Representative on the Closing Date and on each Subsequent Closing Date an opinion of the Company’s Vice President, General Counsel and Corporate Secretary, addressed to the Representative, dated the Closing Date and each Subsequent Closing Date and otherwise in form and substance satisfactory to DLA Piper US LLP and Shearman & Sterling LLP, counsel for the Initial Purchasers, stating as set forth on Schedule VII.

(c) Accountants’ Comfort Letters. The Representative shall have received from Ernst & Young LLP and McGladrey & Pullen, LLP, letters dated, respectively, as of the date of this Agreement, the Closing Date and any Subsequent Closing Date, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including pro forma financial statements, of the Company, and such other matters customarily covered by comfort letters to initial purchasers in connection with similar transactions.

(d) Opinion of Counsel to the Initial Purchasers. The Representative shall have received on the Closing Date and any Subsequent Closing Date the favorable opinion of DLA Piper US LLP and Shearman & Sterling LLP dated the Closing Date and each Subsequent Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative.

(e) No Objectionable Amendments. No amendment or supplement to the Disclosure Package or the Final Offering Memorandum shall have been made to which the Representative shall have reasonably objected in writing.

(f) No Orders and No Misstatements. No order preventing or suspending the use of the Final Offering Memorandum or any document in the Disclosure Package or asserting that any of the transactions contemplated by this Agreement is subject to the registration requirements of the Securities Act shall have been issued, and no proceedings for such purpose shall have been initiated or threatened. None of the Disclosure Package and the Final Offering Memorandum shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Rating Agency Change. There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(h) Lock-Up Agreements. The Representative shall have received executed lockup agreements from each of the executive officers and directors of the Company substantially in the form of Schedule VIII.

(i) Officers' Certificate from the Company. On each of the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer of the Company or the Chief Financial Officer of the Company, in each case on behalf of the Company and not individually, dated as of such Closing Date, to the effect that:

i. the Disclosure Package, as of the Applicable Time and the date of such certificate, did not and does not, and the Final Offering Memorandum, as of its date and the date of such certificate, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

ii. the representations and warranties of the Company in this Agreement that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects and those representations and warranties of the Company in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct in all respects, as if made on and as of such date, and the Company has complied with all the agreements in all material respects and all the conditions on its part to be performed or satisfied at or prior to the date of such certificate.

(j) Indenture and Registration Rights Agreement. Each of the Company, the Guarantors and the Trustee shall have executed and delivered the Indenture (including Notes and the Guarantees), and the Company shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

(k) PORTAL Designation. The Notes shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the FINRA.

(l) Conversion Share Listing. The Company shall have caused the Conversion Shares to be approved for listing, subject to issuance, on the New York Stock Exchange.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF INITIAL PURCHASERS

Each of the Initial Purchasers represents and warrants that it is a “qualified institutional buyer,” as defined in Rule 144A of the Securities Act. Each Initial Purchaser agrees with the Company that:

(a) it has offered and sold and will only offer or sell the Notes to persons whom it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act);

(b) neither it nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(c) in connection with each sale pursuant to Section 6(a), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A;

(d) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Notes and the Indenture shall include a statement that the Notes have not been registered under the Securities Act and are subject to restrictions under Rule 144A under the Securities Act; and

(e) it acknowledges that additional restrictions on the offer and sale of the Notes and the Common Stock issuable upon conversion thereof are described in the Disclosure Package and the Final Offering Memorandum.

SECTION 7. TERMINATION

The obligations of the several Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Date or the Subsequent Closing Date, (a) if any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Preliminary Offering Memorandum or the Final Offering Memorandum, any change or event that has had, or reasonably could be expected to have, a Material Adverse Effect, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (d) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (e) a general banking moratorium shall have been declared by any federal, Maryland or New York authorities, or (f) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representative, will have a Material Adverse Effect.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Initial Purchasers shall be notified promptly by telephone, promptly confirmed by facsimile.

If the purchase by the Initial Purchasers of the Notes, as contemplated by this Agreement, is not consummated by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not consummated because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4, 8 and 9 hereof) and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 8 and 9 hereof) or to one another hereunder.

SECTION 8. INDEMNIFICATION

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company, if any, in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all reasonable expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any reasonable legal and other expenses as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Final Term Sheet, any Issuer Written Information or any other written information that constitutes an offer to sell or a solicitation of an offer to buy the Notes used by the Company in connection with the offer or sale of the Notes (or any amendment or supplement to the foregoing) are the statements set forth in Schedule IX. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representative in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. CONTRIBUTION

If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commission received by such Initial Purchaser in connection with the Notes purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I. For purposes of this Section 9, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS

If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Notes set forth opposite their respective names on Schedule I bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 11. SURVIVAL

The indemnity and contribution agreements contained in Sections 8 and 9 and the covenants, warranties and representations of the Company contained in Sections 1, 3 and 4 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, or any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Notes. The Company and each Initial Purchaser agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Notes, or in connection with the Disclosure Package or Final Offering Memorandum.

SECTION 12. NOTICES

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Initial Purchasers, shall be sufficient in all respects if delivered to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Facsimile: 212-797-9344
Attention: Equity Capital Markets Syndicate

With a copy to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Facsimile: 212-797-4564
Attention: General Counsel

, or if to the Company shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1065 Avenue of the Americas, New York, New York 10018, Attention: General Counsel.

SECTION 13. GOVERNING LAW; HEADINGS

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 14. DUTIES

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The Initial Purchasers undertake to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Initial Purchasers with respect to the Notes shall be determined solely by the express provisions of this Agreement, and the Initial Purchasers shall not be liable except for the performance of such duties and obligations with respect to the Notes as are specifically set forth in this Agreement.  The Company acknowledges and agrees that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (c) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters); and (d) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests. The Company acknowledges that the Initial Purchasers disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Initial Purchasers’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 15. PARTIES AT INTEREST

The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers, the Company and the controlling persons, directors and officers referred to in Sections 8 and 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

SECTION 16. COUNTERPARTS AND FACSIMILE SIGNATURES

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

SECTION 17. U.S.A. PATRIOT ACT NOTIFICATION

The Company acknowledges that federal law, to help fight the funding of terrorism and money laundering activities, requires the Initial Purchasers to obtain, verify and record vital information that identifies each person or entity that opens an account and/or enters into a business relationship with such financial institutions.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Vice President, General Counsel and Corporate Secretary

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
Acting as Representative of the
several Initial Purchasers named in
the attached Schedule I.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Eric Dobi
Authorized Representative

By:	/s/ Arthur Goldfrank
Authorized Representative